Exhibit 10.23

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
GMR SOLUTIONS INC.
2026 Equity Incentive Plan

GMR Solutions Inc., Delaware corporation (the “Company”), pursuant to its 2026 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:	Provided the Participant has not undergone a Termination prior to the applicable vesting date (or event), of the Restricted Stock Units will vest on the first (1st) anniversary of the Vesting Commencement Date, of the Restricted Stock Units will vest on the second (2nd) anniversary of the Vesting Commencement Date and of the Restricted Stock Units will vest on the third (3rd) anniversary of the Vesting Commencement Date; provided, however, that, upon any Termination (i) by reason of the Participant’s death or Disability, all then-unvested Restricted Stock Units will vest in full upon such Termination, [(ii) by the Service Recipient without Cause, (iii) by the Participant with Good Reason (as defined in the Participant’s employment agreement with the Company if at all), or (iv) as a result of the Participant’s death or Disability, in each case, within the six (6) month period prior to, on or within the twenty-four (24) month period following a Change in Control, all then-unvested Restricted Stock Units will vest in full.

Notwithstanding the foregoing, upon the Participant’s Approved Retirement, any unvested Restricted Stock Units shall continue to vest following such Termination in accordance with the vesting schedule set forth above, subject to the Participant’s continued compliance with the Restrictive Covenants.

“Approved Retirement” means a Retirement that occurs following the Participant’s receipt of written confirmation by the Company that such Retirement will be designated as an “Approved Retirement” for purposes of the Plan. An Approved Retirement shall require at least twelve (12) months’ written notice to the Company, or such lesser period as determined by the Company in its sole discretion. The designation of an Approved Retirement shall be made by the Company in its reasonable discretion, and the Company’s determination as to whether a Retirement is an Approved Retirement shall be final and binding upon the Participant.

“Retirement” means the Participant’s Termination as a result of the Participant’s voluntary resignation on or after the date on which the Participant has reached age sixty (60) and has completed at least ten (10) years of service with the Company Group.

Dividend Equivalents:	The Restricted Stock Units shall be credited with dividend equivalent payments, as provided in Section 14(c)(iii) of the Plan.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

Participant[1]

GMR Solutions Inc.

By:
Title:

1	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Restricted Stock Unit Grant Notice (Employees)]

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
GMR SOLUTIONS INC.
2026 Equity Incentive Plan

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the GMR Solutions Inc. 2026 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Company and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.            Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one (1) share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2.            Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.

3.            Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half (2.5) months) following the applicable vesting date, one (1) share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4.            Treatment of Restricted Stock Units Upon Termination. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5.            Company; Participant.

(a)           The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.

(b)           Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6.            Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7.            Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 14(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8.            Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.

9.            Notice. Every notice and/or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices and/or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices and/or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and/or communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.            No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.

11.            Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

12.            Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13.            Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Restricted Stock Units or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company within thirty (30) days following written notice from the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

14.            Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees, in the Participant’s capacity as an equity (and/or equity-based Award) holder in the Company, to the provisions of Appendix A to this Restricted Stock Unit Agreement (the “Restrictive Covenants”). The Restricted Stock Units granted hereunder shall be subject to the Participant’s continued compliance with such restrictions. For the avoidance of doubt, the Restrictive Covenants contained in this Award Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates.

15.            Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16.            Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and/or provisions of the Plan and the terms and/or provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

17.            Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

18.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.            Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.            Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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Appendix A

Restrictive Covenants

[to be attached]